EXHIBIT 32

          STATEMENT OF CHIEF EXECUTIVE OFFICER/CHIEF FINANCIAL OFFICER
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)


I, Howard L. Ehler, Jr., the Chief Executive Officer/Chief Financial Officer of Imperial Industries, Inc. (the "Company"), certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of my knowledge,

         (i) the Quarterly Report of the Company on Form 10-Q, for the three months ended March 31, 2004 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

         (ii) the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.


Date:    May 13, 2004


                                                        /s/Howard L. Ehler, Jr.
                                                        -----------------------
                                                        Howard L. Ehler, Jr.
                                                        Chief Executive Officer/
                                                        Chief Financial Officer


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTOIN 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE
COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION
OR ITS STAFF UPON REQUEST.